Exhibit 3.166

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company: ARIZONA CONSUMER FINANCIAL SOLUTIONS, LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

The name of the limited liability company is changed to:

CNU Technologies of Arizona, LLC

IN WITNESS WHEREOF, the undersigned have executed this Certificate on The 22nd day of August, A.D. 2012.

By:	/s/ DAVID J. CLAY
Authorized Person(s)

Name:	David J. Clay
Print or Type

STATE OF DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE OF FORMATION

FIRST. The name of the limited liability company is Arizona Consumer Financial Solutions, LLC (the “Company”).

SECOND. The address of the registered office of the Company in the State of Delaware is Capitol Services, Inc., 615 South DuPont Highway, Kent County, Dover, Delaware 19901.

THIRD. The name and address of the registered agent of the Company for service of process in the State of Delaware is Capitol Services, Inc., 615 South DuPont Highway, Kent County, Dover, Delaware 19901.

IN WITNESS HEREOF, the undersigned has executed this Certificate of Formation this 16th day of April, 2010.

By:	/s/ Curtis Linscott
J. Curtis Linscott
Authorized Person